Exhibit 10.35

Promissory Note

February 10, 2025

FOR VALUE RECEIVED, STRATCAP DIGITAL INFRASTRUCTURE ADVISORS II, LLC (“Obligor”), hereby promises to pay to StratCap Digital Infrastructure REIT, Inc. (F/K/A STRATEGIC WIRELESS INFRASTRUCTURE FUND II, INC.) (“Payee”), the portion of $13,459,476 that consists of (i) unamortized organizational and offering expenses of the Payee that are not realized under that certain Amended and Restated Advisory Agreement, dated as of August 18, 2023, by and between the Payee, the Obligor and SWIF II Operating Partnership, LP (the “Operating Partnership”) (as amended and/or restated from time to time, the “Advisory Agreement”) within the five-year period from which such amounts were originally incurred (“O&O Amounts”) within a five-year period (“Five-Year Period”) and (ii) unamortized operating expenses of the Payee that are not realized under that certain Expense Support Agreement (“Operating Amounts”), dated as of August 18, 2023 and effective as of July 13, 2021, by and between the Payee, the Obligor and the Operating Partnership (as amended and/or restated from time to time, the “Expense Support Agreement”), within the four-year period (the “Four-Year Period”), from which such amounts were originally incurred (the “Portion Due To The Payee”).

All payments of principal shall be made to Payee in U.S. Dollars in immediately available funds. The principal amount of this Promissory Note shall be reduced by the amount that is amortized in accordance with the Payee’s amortization schedule. The entire principal on this Promissory Note, net of such recognized amortization amounts, shall be payable by Obligor for any balance of the Portion Due To The Payee on (x) December 31, 2029, for O&O Amounts, and (y) December 31, 2028, for Operating Amounts, which is the expiration of the Five-Year Period or Four-Year Period, as applicable.

Obligor, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Promissory Note.

No amendment, supplement, modification or waiver of any provision of this Promissory Note nor consent to any departure by Obligor therefrom shall be effective unless the same shall be in writing and signed by Obligor.

This Promissory Note, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this letter or the negotiation, execution or performance of this Promissory Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. With respect to any action or claim arising out of or relating to this letter or any of the transactions contemplated by this Promissory Note, each of the parties hereto expressly and irrevocably (i) agrees and consents to be subject to the exclusive jurisdiction of the State of New York located in Manhattan County, (ii) agrees not to bring any action related to this Promissory Note or the transactions contemplated by this Promissory Note in any other court (except to enforce the judgment of such courts), and (iii) agrees not to object to venue in such courts or to claim that such forum is inconvenient.

EACH OF THE PARTIES HERETO HERBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTON ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

This Promissory Note may be executed, including by way of electronic signature (PDF and facsimile formats included) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any provisions of this Promissory Note which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

This Promissory Note contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior discussion, negotiations and oral or written understandings.

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Note – Page 2

IN WITNESS WHEREOF, Obligor, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

STRATCAP DIGITAL INFRASTRUCTURE ADVISORS II, LLC

By:	/s/ James Condon
	Name:	James Condon
	Title:	President

Promissory Note Signature Page